POWER OF ATTORNEY
       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

          Know all by these presents, that the undersigned hereby constitutes and appoints each of James W. Keyes, Bryan F. Smith, Jr., Stan Reynolds, and David T. Fenton, signing singly, the undersigned's true and lawful attorney-in-fact to:

          (1) Execute for and on behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder,
               (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

          (2) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority; and

          (3) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-infact may approve in the attorney-in-fact's discretion.

          The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is 7-Eleven, Inc. assuming) any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing to the attorney-in-fact by the undersigned or its agents, attorneys, or other representatives.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by 7-Eleven, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                        SEVEN-ELEVEN JAPAN CO., LTD.

                        By:  /s/ Tadahiko Ujiie
                            -------------------------------------------

                        Typed or printed name:     Tadahiko Ujiie
                                               ------------------------

                        Title:   Senior Managing Director
                               ----------------------------------------

                        Date:    March 4, 2005
                               -----------------------------------------


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